EXHIBIT 10.15

LEASE

Date:                 November 11, 2005

Landlord:         700 Stanton Drive, LLC

Tenant:             Alliance Laundry Systems LLC

1. BASIC TERMS. The following terms shall have the meaning set forth in this section unless specifically modified by other provisions of this Lease:

1.1 Building. The building located at 700 Stanton Drive, Ripon, Wisconsin, together with the land approximately 14 acres of land and other improvements and facilities appurtenant thereto, more particularly described on the attached Exhibit A.

1.2 Premises. Approximately 134,921 square feet of space in the Building as shown on the floor plan attached hereto as Exhibit B. For purposes of this Lease, the parties accept the number of square feet shown above, even if measurement or confirmation might yield a different number of square feet.

1.3 Common Areas. The areas of the Building not regularly and customarily leased for exclusive use of tenants, including, but not limited to, any entranceways, common hallways and stairs, elevators, loading areas, roofs, all parking areas (whether for the exclusive or non-exclusive use of any tenant), driveways, walks and landscaped areas.

1.4 Term. Approximately seven (7) years and two (2) months commencing on the Commencement Date and terminating on the Termination Date. There two (2) extension options as set forth in Section 40.

1.5 Commencement Date. The earlier of (i) January 1, 2006 or (ii) the date Tenant completes the work described in Exhibit C.

1.6 Termination Date. The last day of the Eighty Sixth (86th) month after the Commencement Date or the last day of the last exercised renewal period if the renewal option[s] are exercised in accordance with this Lease.

1.7 Base Rent. Two Hundred Thirty Two Thousand Eight Hundred Fifty Six and No/100 Dollars ($232,856.00) annually, payable in advance monthly installments of Nineteen Thousand Four Hundred Four and 66/100 Dollars ($19,404.66) due on the first calendar day of each month.

1.8 Base Rent Commencement Date. March 1, 2006, without regard to whether Tenant has completed the work described in Exhibit C.

1.9 Permitted Use. General office, engineering, receiving, manufacturing, storing of material and shipping purposes in connection with Tenant’s business.

1.10 Landlord’s Address for Notices.

C/o Carter Management
Attn: Sandy Ward
330 E. Kilbourn Avenue Suite 838
Milwaukee, Wisconsin 53202
Telephone: (414) 224-9102
Facsimile: (414) 224-1022

1.11 Outside Storage Area. The area designated on Exhibit E as the area for Tenant’s exclusive use for outside storage.

1.12 Trailer Parking Area. The area designated on Exhibit E for Tenant’s exclusive use for truck and trailer parking.

1.13 Admanco Space. The office space within the building consisting of approximately 8,724 rentable square feet leased by Admanco – a division of EBSCO Industries, Inc. as of the date of this Lease.

1.14 Tenant’s Proportionate Share. When splitting the amount of any costs and/or expense for items described in this Lease, Tenant’s Proportionate Share shall mean 94% of such cost and/or expense. When Tenant has paid a cost and/or expense that is to be split between Landlord and Tenant, Landlord shall reimburse Tenant for 6% of such cost and/or expense within ten (10) days of a written demand for payment accompanied with a copy of the applicable invoices and proof of payment. When Landlord has paid a cost and/or expense that is to be split between Landlord and Tenant, Tenant shall reimburse Landlord for 94% of such expense within ten (10) days of a written demand for payment accompanied with a copy of the applicable invoices and proof of payment.

1.15 Tenant’s Address for Notices.

Atten: Jeffrey E. Thoms
Treasurer and Assistant Secretary
Alliance Laundry Systems LLC
Shepard Street, P.O. Box 990
Ripon, WI 54971
Telephone: (920) 748-4403
Facsimile: (920) 748-1629

With a copy to:

Atten: Scott L. Spiller
Chief Legal Officer
Alliance Laundry Systems LLC
Shepard Street, P.O. Box 990
Ripon, WI 54971
Telephone: (920) 748-4320
Facsimile: (920) 748-4334

1.16 Exhibits.

A - Legal Description
B - Floor Plan of the Premises
C - Tenant Improvements
D - Landlord Work
E - Tenant Parking Areas
F – Admanco Parking Area
G – Recorded Covenants and Restrictions

2. DEMISE AND TERM. Landlord leases the Premises to Tenant and Tenant leases from Landlord the Premises subject to the provisions of this Lease; provided, that any space in the Premises used for shafts, pipes, conduits, ducts, electrical or other utilities or Building facilities that service the Admanco Space after the completion of the Landlord Work described in Exhibit D, the separate utility metering work described in Section 12.1 of this Lease, and the Tenant Improvement work described in Exhibit C, as well as access thereto through the Premises for the purposes of installation, operation, maintenance, inspection, repair and replacement, are reserved for Landlord’s non-exclusive use. The Term of this Lease commences on the Commencement Date and ends on the Termination Date unless sooner terminated as provided herein. Each party will, at the request of the other, execute and deliver an instrument confirming the actual Commencement Date and the Termination Date when determined. As used herein, “Lease Year” means a period of twelve (12) full and consecutive calendar months. The initial Lease Year begins on the Commencement Date and ends on the last day of the month preceding the first anniversary of the Commencement Date; provided, however, if the Commencement Date does not occur on the first day of a calendar month, then the initial Lease Year shall begin on the Commencement Date and end on the last day of the month which contains the first anniversary thereof. Each succeeding Lease Year shall begin upon the termination of the preceding Lease Year.

3. RENT.

3.1 Commencing on the Commencement Date, Tenant will pay to Landlord at Landlord’s address set forth in Section 1.10 or such other place designated by Landlord, in advance on the first day of each calendar month without prior demand or notice, the rent for the Premises consisting of the monthly installments of Base Rent set forth in Section 1.7 and any other additional payments due under this Lease. The obligation of Tenant to pay rent is an independent covenant. Notwithstanding the foregoing, payment of monthly installments of Base Rent shall not commence until the Base Rent Commencement Date.

3.2 Except as otherwise provided herein, this Lease is what is commonly called a “net lease,” it being understood that Landlord shall receive the Base Rent set forth in Paragraph 3.1 free and clear of any and all other impositions, taxes, assessments, liens, charges or expenses of any nature whatsoever in connection with the ownership, maintenance, repair and operation of the Premises. In addition to the Base Rent, Tenant shall pay to Landlord, or to the other persons or entities respectively entitled, all taxes and impositions, insurance premiums, operating charges, maintenance charges, repairs, and any other charges, costs and expenses which arise or may be contemplated under any provisions of this Lease during the Term related to the Building, except as expressly required to be paid for by Landlord hereunder. All of such charges, costs and expenses when due, shall constitute additional rent (“Additional Rent”), and upon the failure of Tenant to pay any of such costs, charges or expenses, Landlord shall have the same rights and remedies as otherwise provided in this Lease for the failure of Tenant to pay

Base Rent. Base Rent, payable under this Lease by Tenant shall be paid without notice or demand and Landlord is required to send notice or demand for any Additional Rent and all other sums payable under this Lease. Except as otherwise provided herein, Base Rent, Additional Rent and all other sums payable under this Lease by Tenant (collectively “Rent”) shall be an absolute net return to Landlord for the Term free from any expense, charge, deduction, offset or counterclaim by reason of any obligation of Landlord or any other reason.

3.3 It is the intention of the parties to this Lease that the obligations of Tenant under this Lease shall be separate and independent covenants and agreements, that the Base Rent, the Additional Rent and all other sums payable by Tenant under this Lease shall continue to be payable in all events and that the obligations of Tenant under this Lease shall continue unaffected, unless the requirement to pay or perform the same shall have been terminated pursuant to an express provision of this Lease.

3.4 Tenant acknowledges that late payment of rent (Base Rent or additional rental) involves additional costs to Landlord for collection and bookkeeping, and, accordingly, if rent (Base Rent or additional rental) due hereunder is not paid by the 10th day after it is due, then Tenant shall pay upon demand, as additional rent, a late charge equal to 5% of the amount required to be paid. The payment of a late charge shall not be construed to extend the date for payment of any sums required to be paid by Tenant or to relieve Tenant of its obligation to pay all such sums at the time or times herein when due, and neither the demand for, nor collection by Landlord, of such late charge shall be construed as a waiver of Landlord’s rights under Section 23 of this Lease.

4. TAXES.

4.1 Taxes “Taxes” shall mean real estate taxes, assessments (general or special), sewer rents, rates and charges, transit taxes, taxes based upon leases or the receipt of rent, and any other federal, state or local governmental charge, general, special, ordinary or extraordinary (but not including income or franchise taxes, inheritance, capital stock, or any other taxes imposed upon or measured by Landlord’s income or profits) which may now or subsequently be levied, assessed or imposed against all or any portion of the Building or interest in the Building. Notwithstanding anything contained in the foregoing definition to the contrary:

(a) If at any time the method of taxation then prevailing shall be altered so that all or any part of any new or additional tax, assessment, levy, imposition or charge shall be imposed upon Landlord in place or partly in place of any Taxes or contemplated increase in such Taxes, or in addition to Taxes, and shall be measured by or be based in whole or in part upon the Premises, the rents or other income from the Premises or any leases of all or any part of the Premises, then all or any part of such new taxes, assessments, levies, impositions or charges, shall be included in Taxes levied, assessed or imposed against the Premises.

(b) Notwithstanding the year for which any such taxes or assessments are levied, in the case of special taxes or assessments which may be payable in installments, the amount of each installment, plus any interest, payable during any year shall be considered Taxes assessed and levied for that year. Landlord represents and warrants that no special taxes or assessments have been levied or, to Landlord’s knowledge, proposed for the Building and that no installments of special taxes or assessments remain outstanding as of the date of this Lease. Except as provided in this Section 4.1(b), all references to Taxes assessed, levied, confirmed or imposed during a particular year shall be deemed to refer to Taxes levied, assessed or otherwise payable during such year without regard to when such Taxes are imposed.

(c) Taxes shall also include personal property taxes (if any) imposed upon the furniture, fixtures, machinery, equipment, apparatus, systems or appurtenances owned by Landlord and located on and used in connection with Tenant’s use of the Premises or its operation.

4.2 Payment. Tenant shall pay to Landlord Tenant’s Proportionate Share of Taxes which are assessed, levied, confirmed, imposed or which become a lien upon the Building with respect to any period of time within the Term. Taxes shall be prorated for the first and last year of the Term. Tenant shall pay to Landlord, Tenant’s Proportionate Share of the known or estimated yearly real estate Taxes and assessments with respect to the Building in monthly payments equal to one-twelfth (1/12) of the known or estimated yearly real estate taxes and assessments next payable with respect to the Premises. From time to time Landlord may reasonably re-estimate the amount of real estate taxes and assessments, and in such event Landlord shall notify Tenant, in writing, of such re-estimate and fix future monthly installments for the remaining period prior to the next tax and assessment due date in an amount sufficient to pay the re-estimated amount over the balance of such period after giving credit for payments made by Tenant on the previous estimate. If the total monthly payments made by Tenant pursuant to this paragraph shall exceed the amount of payments necessary for such taxes and assessments, such excess shall be refunded to Tenant within thirty (30) days of the date Landlord pays such payments under this paragraph. If the total monthly payments made by Tenant pursuant to this paragraph shall be insufficient to pay such taxes and assessments when due, then Tenant shall pay to Landlord such amount as may be necessary to make up the deficiency within thirty (30) days of the date of Landlord’s demand therefore. If the Premises is ever taxed separate from the Admanco Space, then Tenant shall only be responsible for the Taxes directly relating to the Premises.

4.3 Contest. Landlord shall direct the appropriate governmental body to send any bill, notice of assessment, or other notices or correspondence relating to Taxes directly to Tenant. Tenant shall have the right at its own expense to contest the amount or validity, in whole or in part, of any Tax by appropriate proceedings diligently conducted in good faith, however such a contest shall not affect Tenant’s obligation to make estimated payments for Taxes as described in Section 4.2 above. In connection with any such contest, Tenant shall pay all costs, fees, including attorneys’ fees, interest, penalties, fines and other liabilities relating thereto. Landlord may, but is not obligated to, contest the amount or validity, in whole or in part, of any Tax by appropriate proceedings and will be responsible for all attorneys fees and other costs incurred by Landlord connected to such action.

5. CONDITION OF PREMISES. Tenant leases this Premises in its “As Is” “Where Is” condition. Prior to April 30, 2006, Tenant shall substantially complete the construction of improvements to the Premises pursuant to Exhibit C attached hereto. All such work shall be done in a good and workmanlike manner in compliance with all building codes, laws, ordinances, and regulations. Except as specifically provided on Exhibit D and elsewhere in this Lease, Landlord shall not be required to perform any improvements or to rework, remodel or recondition the Premises in any manner whatsoever for Tenant’s use and occupancy thereof. Tenant’s taking possession of the Premises or earlier entry upon the Premises pursuant to Exhibit C, shall be conclusive evidence that Tenant accepts the Premises and that they are in satisfactory condition. Tenant, at Tenant’s sole cost and expense, except as expressly required under the terms of this Lease, shall perform all other alterations, improvements and other work necessary to prepare the Premises for Tenant’s use. All work done by Tenant shall be done in accordance with Exhibit C and Section 13 below.

Notwithstanding the foregoing, Landlord shall complete the Landlord’s Work and provide Tenant an allowance as set forth on the attached Exhibit D.

6. USE. The Premises shall be used only for the purpose set forth in Section 1.9 above and for no other purposes without Landlord’s express prior written consent. Tenant shall be solely responsible for securing all necessary and appropriate permits, licenses and approvals from all governmental authorities having jurisdiction for the use of the Premises as set forth herein. Tenant shall not do or permit anything to be done in or about the Premises which in any way will obstruct or interfere with the rights of any other occupants of the Building, or use or allow the Premises to be used for any unlawful purpose or otherwise violate any recorded covenant or restriction affecting the Building.

7. COMPLIANCE WITH LAWS. Tenant shall, at its sole cost and expense, promptly comply with all laws, statutes, ordinances and governmental rules, regulations or requirements now or hereafter in force, and with the requirements of the local Board of Fire Underwriters or any similar body now or hereafter constituted relating to or affecting the condition, use or occupancy of the Premises and with all recorded covenants and restrictions affecting the Premises set forth in the attached Exhibit G. Tenant shall also observe and comply with the requirements of all policies of insurance at any time in force with respect to the Building, provided that such requirements do not prevent Tenant’s use of the Premises to operate its business as such business is operated within its other facilities, and Tenant shall not do or permit anything to be done on or about the Building or bring or keep anything therein that is not required as part of its business operation which will in any way increase the cost of any insurance now or thereafter carried on the Building or any of its contents or that will invalidate any such insurance.

8. ENVIRONMENTAL REQUIREMENTS.

8.1 Former Ink Sludge Pit. Landlord, in advance of the Commencement Date, shall clean and remediate the former ink sludge pit identified as an environmental condition in the Report of Phase I Environmental Site Assessment, dated March 24, 2004, to the satisfaction of the Wisconsin Department of Natural Resources, and shall further close off and seal any entrances to the former ink pit to avoid any possibility of further infiltration of liquids or other materials into such pit.

8.2 Tenant’s Environmental Obligations. Tenant, shall comply with all applicable federal, state and local environmental laws, ordinances and all amendments thereto and rules and regulations implementing the same, together with all common law requirements, which relate to discharge, emissions, waste, nuisance, pollution control, hazardous substances and other environmental matters as the same shall be in existence during the Lease Term (collectively, “Environmental Laws”). Tenant shall obtain all environmental licenses, permits, approvals, authorizations, exemptions, certificates and registrations (collectively, “Permits”) and make all applicable filings required of Tenant under the Environmental Laws required by Tenant to operate at the Premises. Copies of all Permits and required filings shall be delivered to Landlord upon request. Tenant shall not cause or permit any flammable explosive, oil, contaminant, radioactive material, hazardous waste or material, toxic waste or material or any similar substance which is or may become regulated under any applicable federal, state or local law including, without limitation, any substance regulated under Wis. Stat. § 292.01(5). (collectively, “Hazardous Materials”) to be brought upon, kept or used in or about the Premises except for quantities of such substances as is necessary in the ordinary course of Tenant’s business provided that Tenant shall handle, store, use and dispose of any such Hazardous Material in compliance with all applicable laws and the standards prevailing in the industry for the storage and use of such substances or materials, in a manner which is safe and does not contaminate the Premises.

8.3 If Landlord’s lender requires testing to ascertain whether or not there has been any release of any Hazardous Material after the Commencement Date and attributable to Tenant’s operation, then (i) the reasonable costs thereof shall be reimbursed by Tenant to Landlord upon demand as additional rent if such requirement applies to the Premises, provided, however, that if such testing reveals that there has been no release of any Hazardous Material by Tenant, its agents, employees, guests, or invitees (collectively for purposes of this Section 8, the “Tenant Parties”) after the Commencement Date, Landlord shall pay for such testing, (ii) such testing shall be done by a company approved by Tenant, which approval shall not be unreasonably withheld or delayed, (iii) Landlord shall require as part of the engagement of the testing company that all report findings shall be kept confidential by Landlord, Landlord’s lender and by the testing company, except as required by law and only to the extent required by such law, and (iv) Tenant shall be provided with a copy of the report. If a governmental agency with the requisite authority requires testing to ascertain whether or not there has been any release of any Hazardous Material after the Commencement Date and attributable to Tenant’s operation, then (i) the reasonable costs thereof shall be reimbursed by Tenant to Landlord upon demand as additional rent if such requirement applies to the Premises, provided, however, that if such testing reveals that there has been no release of any Hazardous Material by any Tenant Parties after the Commencement Date, Landlord shall pay for such testing, (ii) such testing shall be done by a company selected by Tenant and approved by Landlord, which approval shall not be unreasonably withheld or delayed, (iii) all report findings shall be kept confidential by Landlord, except as required by law and only to the extent required by such law, and (iv) all report findings shall be the sole property of the Tenant. Tenant shall, from time to time, at Landlord’s request, execute such other affidavits, representations and the like concerning Tenant’s best knowledge and belief regarding the presence of Hazardous Materials on the Premises. Except to the extent caused by the negligence or willful misconduct of Landlord or its employees, agents, invitees or contractors or caused by the tenant of the Admanco Space (or any employees, agents, invitees or contractors of the tenant of the Admanco Space), Tenant will indemnify and hold Landlord harmless from any liability, claim or injury, including reasonable attorneys’ fees, and the cost of any required or necessary repair, cleanup, remediation or detoxification, solely arising out of (1) the use, manufacture, handling, storage, disposal or release of any Hazardous Materials by any Tenant Parties on, under or about the Premises, or (2) an actual or alleged violation of Environmental Laws in connection with the presence any Tenant Parties on the Premises or the operation of Tenant’s business on the Premises during the Lease Term. Tenant’s liability under this Section 8 is limited to the liability caused solely by the actions, omissions or negligence of Tenant Parties. The foregoing covenants and indemnification shall survive the expiration of the Term of this Lease.

8.4 Landlord’s Environmental Obligations. Except to the extent caused by Tenant Parties, Landlord will indemnify and hold Tenant it’s directors, owners, officers,

employees, subsidiaries, parent organizations, predecessors in interest, successors in interest and agents harmless from any and all environmental conditions or environmental liabilities existing on the Premises prior to the date of the Lease, whether known or unknown, and whether such conditions or liabilities originated on site or have migrated onto the Premises from off site. Landlord further acknowledges that it retains full possession and control of the subsurface of the property (i.e. any portion of the leased Premises below ground level or underneath building floors or foundations) and that Tenant has and will not have had during any time covered by the Lease, possession or control of any portion of the subsurface of the property. The foregoing covenants and indemnification shall survive (i) the assignment of this Lease by Landlord, with respect to environmental liabilities existing in advance of the date of such an assignment, and (ii) and the expiration of the Term of this Lease.

9. COMMON AREAS. Tenant and its employees, customers and invitees shall have the reasonable nonexclusive right to use the public portion of the Common Areas as may from time to time exist, in common with Landlord and the other tenants and occupants of the Building and their respective employees, customers and invitees and all others to whom Landlord has or may hereafter grant rights to use the same. Landlord shall have the right to close any or all portions of the Common Areas to such extent as may, in Landlord’s opinion, be necessary to prevent a dedication thereof or the accrual of any rights to any person or the public therein. Landlord shall at all times have full control, management and direction of the Common Areas. Tenant shall not cause or allow any storage of materials or equipment outside of the Premises on any of the Common Areas except raw material and other production material, company vehicles and shipping trailers may be stored within the outside storage area designated on Exhibit E attached hereto. Landlord reserves the right at any time and from time to time to reduce, increase, enclose or otherwise change the size, number, location, layout and nature of the Common Areas, to construct additional buildings and stories, to create additional rentable areas through use and/or enclosure of Common Areas, to close portions of the Common Areas for maintenance, repair or replacement, providing that none of the foregoing shall materially or adversely affect Tenant’s use of the Premises as permitted in Section 6.

10. PARKING. Tenant and Tenant’s employees, customers and invitees shall have the exclusive right to use the parking spaces located within the Common Areas as shown on Exhibit E attached hereto. Tenant shall not permit vehicles to be abandoned or stored (except within the Trailer Parking Area) in the parking areas of the Building. Notwithstanding the foregoing, the parking spaces designated on the attached Exhibit F shall be reserved for the exclusive use of the tenant of the Admanco Space.

11. MAINTENANCE AND REPAIRS.

11.1 Tenant Maintenance. Tenant, at Tenant’s sole cost and expense (except as otherwise provided herein) shall maintain the Building and the Common Areas throughout the Term and in good and working condition and shall make all repairs and replacements to the same, except structural repairs which shall be solely conducted at the expense of the Landlord. In addition to, and in no way in limitation of the foregoing, Tenant shall take good care of, repair and maintain all driveways, pathways, roadways, sidewalks, curbs, parking areas, loading areas, landscaped areas, ponds, entrances and passageways in good order and repair and shall promptly remove all accumulated snow, ice and debris from any and all driveways, pathways, roadways, sidewalks, curbs, parking areas, loading areas, entrances and passageways, and keep all portions of the Building, including appurtenant areas, in a clean and orderly condition free of snow, ice, dirt, rubbish, debris and unlawful obstructions. Tenant shall also repair, replace, and maintain in good, safe, and working condition, the exterior walls of the Building, the heating, ventilating, air conditioning, electrical, plumbing and mechanical systems in the Building along with the shafts, pipes, conduits, ducts, electrical and other utilities and Building facilities. Notwithstanding the forgoing, Tenant shall have no obligation to maintain, repair or make replacements within the Admanco Space. Tenant shall be responsible for Tenant’s Proportionate Share of the costs and/or expenses Tenant incurs in maintaining, repairing and replacing the Building and the Common Areas as described herein, and Landlord shall reimburse Tenant for 6% of such cost and/or expense within ten (10) days of a written demand for payment accompanied with a copy of the applicable invoices and proof of payment.

11.2 Casualty. Except for Landlord’s negligence, Tenant shall be responsible for the entire cost of all repairs and replacements otherwise the responsibility of Landlord hereunder that are required by reason of acts or negligence of Tenant, its agents, employees, customers or invitees, or the particular nature of Tenant’s use of the Building, provided, however, that the foregoing shall not prohibit Tenant from make a claim therefore upon any insurance policy maintained by or for the Landlord hereunder. Tenant shall be responsible for repairing any damage to the Building caused by the installation or moving of Tenant’s furniture, equipment, personal property, and approved Structural Alterations. Tenant shall, at its expense, also repair or replace with glass of equal quality any broken or cracked plate or other glass in doors, windows and elsewhere in or adjacent to the Premises if broken or cracked by Tenant, its agent, employees, customers, or invitees. Tenant shall not defer any repairs or replacements to the Building by reason of the anticipation of the expiration of the Term.

11.3 Landlord Responsibility. Landlord shall not be required to furnish any services or facilities or to make any repairs or alterations in, about, or to the Building, provided, however, that notwithstanding anything contained herein, Landlord shall be responsible, at Landlord’s sole cost and expense, except as set forth in Section 11.2 above, for the repair and maintenance of (i) the roof, structure, and foundation of the Building, and (ii) the parking lot portion of the Common Areas, unless Landlord resurfaces the parking lot as contemplated on Exhibit D. Any repairs which are the responsibility of the Landlord not commenced by the Landlord within 30 days notice from the Tenant, can be performed by the Tenant and Landlord shall pay the reasonable costs incurred by Tenant within ten (10) days of a written demand for payment accompanied with a copy of the applicable invoices and proof of payment.

12. UTILITIES.

12.1 Utility Service. Tenant will pay, when due, all charges of every nature, kind or description for utilities furnished to the Premises or chargeable against the Premises during the Term, including all charges for water, sewage, heat, gas, light, garbage, electricity, telephone, DSL, or other public or private utility services. Landlord shall cause heating, ventilating, and air conditioning service, gas and electric to be separately metered to the Premises, at Landlord’s sole cost and without any contribution by Tenant and without any reduction to the Landlord Contribution, which separate metering work shall be done in advance of the Commencement Date. If any utilities are not separately metered after commercially reasonable attempts to separately meter, then Tenant shall only be responsible for Tenant’s Proportionate Share of such utilities.

12.2 Deposits. In the event that any charge, deposit or fee is required to furnish any utility to the Premises as a condition precedent to furnishing or continuing to furnish such utility, such charge, deposit or fee shall be deemed to be a utility charge payable by Tenant.

12.3 Interruption. In no event shall Landlord be liable for damages, nor shall the rental herein reserved be abated or subject to offset or deduction for failure to furnish or any delay in furnishing any utility services nor shall the temporary failure to furnish any of such services be construed as an eviction of Tenant or relieve Tenant from the duty of observing and performing all of the provisions of this Lease.

13. ALTERATIONS. Those alterations identified on the attached Exhibit C and any non-structural alterations (together the “Non-Structural Alterations”) required to accommodate Tenant’s manufacturing process during the term of the Lease do not need Landlord approval as provided in this Section 13 (however, Exhibit C contains its own approval process). Tenant shall not make any structural alterations, additions or improvements (“Structural Alteration”) in, on or to the Premises or any part thereof without delivering to Landlord the plans and specifications therefor and obtaining the express, prior written consent of Landlord. Landlord’s consent to any Structural Alteration shall not be unreasonably withheld and Landlord shall provide its approval or specify the reasons for its rejection within ten (10) business days, however, if Landlord does not provide Tenant with a rejection of the submitted plans (or any resubmissions of plans) within said ten (10) business days, then Tenant’s plans most recently submitted shall be deemed approved by Landlord.. Tenant shall pay for all reasonable costs incurred by Landlord in considering any request for consent to any proposed Structural Alteration project, including, without limitation, any architect, engineer, or attorney fees, up to a maximum of Two Thousand Five Hundred Dollars ($2,500), per project. Any Non-Structural Alteration or approved Structural Alteration shall be made at Tenant’s own cost and expense and in a good and workmanlike manner in accordance with the laws, ordinances and codes relating thereto and free from any claim or claims for construction liens, and Tenant shall indemnify and hold Landlord harmless from and against any and all claims, liens, costs and expenses on account of such work. Upon completion of any Structural Alteration, Tenant shall provide Landlord with a copy of the as-built plans and blueprints for the same if such Structural Alteration materially differs from the original plans submitted. Normal and customary decorating and redecorating of the Premises shall not require Landlord’s approval as long as Landlord has been provided reasonable notice and it does not affect Landlord’s operations, fire safety, insurability, or use by other tenants and their customers, invitees, and agents.

14. SIGNS. Tenant shall not install, affix or place any sign or other advertising or identifying media upon the exterior of the Premises or the Building without first obtaining the written consent of Landlord in each instance, which consent shall not be unreasonably withheld or delayed, subject to applicable ordinances. Notwithstanding the foregoing, Landlord agrees to permit entrance signs showing the name of Tenant at both entrances to the Building and signage on the Building in a location or locations and in any size permitted by applicable ordinances. Landlord agrees to remove or to have removed on or before December 1, 2005 and without any cost or contribution by Tenant and without any deduction from the Landlord Contribution, the large building-mounted Admanco sign located at southeastern side of the Building and Tenant shall remove all other Admanco signs that are presently located at the entrances to the Building or are attached to the Building. Landlord further covenants and agrees that Tenant shall have the sole and exclusive right to any signage at the entrances to the Building, and that no other tenant signage will be permitted except for signage immediately in front of the front door to the Admanco Space and in a size not to exceed 2’ high and 5’ wide.

15. LIENS. Tenant shall not create or permit any liens under any construction lien law to be filed or recorded against the Premises or against the interest of Landlord or Tenant therein. If any such lien is filed or recorded, Tenant shall immediately cause such lien to be discharged of record, or bonded over in a form reasonably satisfactory to Landlord.

16. RIGHT OF ENTRY. Landlord and its agents shall have the right to enter the Premises to inspect the condition thereof, to supply any service to be provided by Landlord to Tenant hereunder, to show the Premises and to alter, improve, or repair the Premises and any portion of the Building at all times during business hours with at least forty-eight (48) hours advance notice to Tenant, except in the event of an emergency (as determined by Landlord in its reasonable discretion), when no notice is required. Landlord agrees not to take or permit others to take any photographs, video or other recorded images of the interior of the Premises. Landlord will use its best efforts not to interfere with Tenant’s business during such access. Tenant shall not add or change the locks to any doors of the Premises. Tenant will deposit or permit Landlord to deposit on Tenant’s behalf a key to the Premises in a lock box if required by and for the benefit of the local fire department. Any entry to the Premises shall not under any circumstances be construed or deemed to be a forcible or unlawful entry into, or a detainer of, the Premises, or an eviction, of Tenant or impose any liability on Landlord. Nothing contained herein shall be deemed to impose on Landlord any obligation or duty to make repairs or alterations to the Premises except as expressly provided in this Lease.

17. INSURANCE

17.1 Fire and Casualty. Tenant shall continuously maintain in full force and effect during the Term of this Lease a policy or policies of insurance insuring the Building against loss or damage by fire and extended perils and other perils except those excluded by an “all-risk” replacement cost coverage, with full replacement cost and agreed amounts endorsements. Full replacement cost shall be interpreted to mean the cost of replacing the Building with all required building code upgrades, and it shall include a reasonable sum for architectural, engineering, legal, administrative and supervisory fees connected with the restoration or replacement of the Building in the event of damage to or destruction of the Building. Tenant shall be obligated for Tenant’s Proportionate Share of the cost of the aforementioned insurance and Landlord shall reimburse Tenant for 6% of the actual cost and/or expense within ten (10) days of a written demand for payment accompanied with a copy of the applicable invoices and proof of payment.

17.2 Liability. During the Term, Tenant, at its sole cost and expense, shall continuously maintain in full force and effect the following additional insurance coverages:

(a) Commercial general liability and excess/umbrella liability policies against any loss, liability or damage within the Premises, with limits of not less than $2,000,000.00 combined single limit coverage for bodily injury or property damage liability claims on an occurrence basis arising out of or in connection with Tenant’s operations in and maintenance and use of the Premises.

(b) Boiler and pressure vessel (including, but not limited to, pressure pipes, steam pipes and condensation return pipes) insurance, if the Building contains a boiler or other pressure vessel or pressure pipes, in an amount reasonably satisfactory to Landlord.

17.3 Rental Loss Insurance. As a part of the insurance coverage maintained by Tenant, Tenant shall, at Tenant’s sole cost and expense, during the demised term, carry rental loss insurance to insure the payment of rent, the payment of taxes, charges and assessments, and the payment of insurance premiums under this Lease for a period of not less than twelve (12) months in the event of a casualty.

17.4 Policies. All policies of insurance required by this Lease shall provide that the Landlord and any mortgagee of Landlord be designated as additional insureds, as their interests may appear. In addition, Landlord shall be designated as the loss payee on the casualty and rental loss insurance policies required hereunder. Each policy shall have attached (i) an endorsement that such policy shall not be cancelled without at least thirty (30) days prior written notice to the other party, and (ii) an endorsement to the effect that the insurance shall not be invalidated by any act or neglect of any person. All policies of insurance shall be written by a company or companies reasonably satisfactory to Landlord and licensed in the State of Wisconsin, and with a general policyholder’s rating of not less than A- and a financial rating of not less than VII in the most current available Best’s insurance reports. Certificates of insurance, in a form reasonably acceptable to Landlord, shall be delivered to Landlord.

18. INDEMNITY. Tenant agrees to indemnify and save Landlord harmless against and from any and all third party claims, damages, losses, liabilities and expenses (including reasonable attorneys’ fees), arising out of Tenant’s occupancy of the Premises or from the conduct of management of the business conducted by Tenant in the Premises from any breach or default on the part of Tenant in the performance of any covenant or agreement on the part of Tenant to be performed pursuant to the terms of this Lease, or from any act or negligence of Tenant, its agents, contractors, servants, employees, sublessees, concessionaires or licensees in or about the Premises; but excluding (i) any claims, damages, losses, liabilities or expenses to the extent caused by the willful misconduct or gross negligence of Landlord or Landlord’s employees, agents, contractors or invitees and (ii) any environmental claims, damages, losses, liabilities or expenses that are not the responsibility of Tenant pursuant to Section 8.2 of this Lease. In case any action or proceeding is brought against Landlord by reason of any claim covered by Tenant’s indemnity, Tenant, upon notice from Landlord, shall defend such action or proceeding that is brought against Landlord by reason of any such claim. Tenant, upon notice from Landlord, covenants to defend such action or proceeding by attorneys reasonably satisfactory to Landlord unless such attorneys are chosen by Tenant’s insurer.

19. NONLIABILITY OF LANDLORD. Except to the extent solely caused by an act of Landlord or Landlord’s agents, contractors, invitees or employees, Landlord shall not be liable to Tenant, and Tenant hereby waives all claims against Landlord, for any injury or damage to any person or property in or about the Building resulting from the Building or Premises, or any part thereof, or any equipment thereof becoming out of repair; flooding of basements or other areas; damages caused by sprinkling devices, air-conditioning apparatus, snow, frost, water leakage, steam, excessive heat or cold, falling plaster, broken glass, sewage, gas, odors or noise or the bursting or leaking of pipes or plumbing fixtures; any act or neglect of other tenants or occupants or employees in the Building; or any other thing or circumstance whatsoever, whether of a like nature or of a wholly different nature. All property in or about the Building or in the

Premises belonging to Tenant, its agents, employees or invitees shall be there at the risk of Tenant or other person only and Landlord shall not be liable for damage thereto or theft, misappropriation or loss thereof. If Landlord fails to perform any covenant or condition of this Lease upon Landlord’s part to be performed and, as a consequence of such default, Tenant recovers a money judgment against Landlord, such judgment shall be satisfied only out of the proceeds of sale received upon execution of such judgment and levy thereon against the right, title and interest of Landlord in the Building and out of rents or other income from such property receivable by Landlord and Landlord shall not be personally liable for any deficiency.

20. CASUALTY. If the Premises or the Building is damaged or destroyed by fire or other casualty covered by insurance, then (unless this Lease is terminated as hereinafter provided) this Lease shall continue in full force and effect, Tenant shall not be entitled to any abatement of rental, and Landlord shall promptly and diligently proceed, after adjustment of such loss, to repair or restore the Premises to the condition which Landlord furnished to Tenant upon the commencement of the Term. Landlord shall be under no obligation to restore any Alterations to the Premises made by Tenant unless the same is covered by the casualty insurance required to be maintained hereunder, and nothing herein shall be construed to require Landlord to insure such property. In no event shall Landlord be obligated to expend an amount in excess of the insurance proceeds available to Landlord for such repair or restoration. If the Premises are repaired as provided herein, then Tenant shall repair and restore its furnishings, furniture, equipment and personal property at its own expense. Notwithstanding the foregoing, if any destruction or damage to the Premises or Building (whether or not the Premises are affected) is so extensive that Landlord will be commercially and financially unable to repair or restore the Premises or Building within one hundred fifty (150) days, or the proceeds of insurance are not sufficient or available to fully pay the cost of the repair or restoration, then Landlord may terminate this Lease effective as of the date of the damage by written notice to Tenant within 30 days of the casualty. Except in the case of an event of force majeure (defined below), if Landlord has not terminated this Lease pursuant to the preceding sentence and the Premises are not repaired or rebuilt within one hundred eighty (180) days after the casualty, Tenant shall have the right to terminate this Lease by giving notice to Landlord within twenty (20) days following the expiration of the one hundred eighty (180) day period. The provisions of this Section are subject to the rights of Landlord’s mortgagees, if any.

21. CONDEMNATION. If all or substantially all of the Premises are sold to or taken by any public authority under its power of condemnation or the threat thereof, this Lease shall terminate as of the date possession is transferred to the acquiring authority, and the rental payable hereunder shall be apportioned accordingly. If any material part of the Building is sold or taken (whether or not the Premises are affected), Landlord shall have the right to terminate this Lease as of the date possession is transferred to the acquiring authority upon giving written notice thereof to Tenant, and the rental payable hereunder shall be apportioned accordingly. If this Lease is not terminated pursuant to the foregoing, then this Lease shall continue in force as to the part of the Premises not taken and the rent payable thereafter shall be reduced in proportion to the amount of total floor area of the Premises taken. If any such taking occurs, Landlord, upon receipt and to the extent of the award in condemnation or proceeds of sale, shall, unless this Lease has been terminated, make necessary repairs and restorations (exclusive of Tenant’s leasehold improvements and Alterations) to restore the Premises remaining to as near its former condition as circumstances will permit. All damages awarded by or amounts paid by the acquiring authority for any such taking, whether for the whole or a part of the Premises or the Building or Common Areas shall belong to and be the sole property of Landlord whether such damages are awarded as compensation for loss of, or diminution in value to, the leasehold or the fee thereof; provided, however, Tenant shall have the right to pursue such claim or claims as Tenant may have legally for relocation expenses, interruption of business and such items which do not reduce the award or proceeds of sale payable to Landlord. If this Lease is terminated, Tenant shall not have any claim against Landlord for the value of the unexpired term hereof. The provisions of this Section are subject to the rights of Landlord’s mortgagees, if any. Except in the case of an event of force majeure (defined below), if Landlord does not make the determination to restore or rebuild the Premises within 45 days after the condemnation, or if the Premises are not repaired or rebuilt within 180 days after the condemnation, Tenant shall have the right to terminate this Lease, by giving notice to Landlord within 20 days following the expiration of the applicable time period. If the Premises or any part of the Premises are rendered untenantable by the condemnation, a just proportion of the rental, based upon the number of rentable square feet of area in the Premises which are untenantable, shall be abated until the Premises or such part of the Premises shall have been put in a tenantable condition.

22. ASSIGNMENT AND SUBLETTING. Tenant shall not assign, pledge, mortgage or otherwise transfer or encumber this Lease or sublet any part or all of the Premises and shall not permit any use of any part of the Premises by any other party, or any transfer of its interest in the Premises by operation of law without Landlord’s prior consent, which will not be unreasonably withheld or delayed except as required under any mortgage affecting the Building (refusal or delay due to any mortgage shall be considered a “reasonable” grounds for withholding consent). The following shall be deemed to be an assignment of this Lease within the meaning of this section: (a) If Tenant is a nonpublic corporation, the sale, issuance or transfer of any voting stock of Tenant, or if Tenant is a public corporation, such sale, issuance or transfer results in Tenant becoming a nonpublic corporation or results in a change in voting control of Tenant; (b) the sale, issuance or transfer of more than fifty percent (50%) of the partnership or membership interest in Tenant if Tenant is a partnership or limited liability company; (c) the change or conversion of a general or limited partnership to a limited liability company, limited liability partnership or any other entity which possesses the characteristics of limited liability; (d) the sale, issuance or transfer of any beneficial interest in Tenant if Tenant is a trust; and (e) the death or incapacity of Tenant if Tenant is a natural person. Without waiving Landlord’s right hereunder to declare a default in the event of an assignment of this Lease or a subletting of the Premises or any part thereof or occupancy of the Premises by anyone other than Tenant, Landlord may collect from the assignee, sublessee or occupant, any rental and other charges herein required, but such collection by Landlord shall not be deemed an acceptance of the assignee, sublessee or occupancy, nor a release of Tenant from the performance by Tenant of this Lease. Tenant at all times and under all circumstances shall remain liable to Landlord for the payment of rent due and to become due and the performance of all other obligations of Tenant hereunder for the term hereof. Tenant shall pay to Landlord, as additional rent, any costs and expenses including attorneys’ fees incurred by Landlord in connection with any proposed or purported assignment, sublease or other transfer.

23. DEFAULT.

23.1 If:

(a) Tenant fails to pay the rent or any charge due hereunder within ten (10) days after written notice of such default, or

(b) Tenant fails to perform any of the other covenants or conditions herein contained on the part of Tenant, and such default shall continue for 30 days after written notice thereof shall have been given to Tenant, provided, however, if the nature of the default is such that it cannot be reasonably cured within the 30 day period, Tenant shall not be deemed in default if Tenant commences to cure within the 30 day period and diligently prosecutes the same to completion, or

(c) Tenant or any guarantor of this Lease becomes insolvent or bankrupt or makes an assignment for the benefit of creditors, or

(d) a receiver or trustee of Tenant’s property or that of any guarantor of this Lease is appointed and such receiver or trustee, as the case may be, is not discharged within 60 days after such appointment, then in any such case, Landlord may, upon written notice to Tenant, recover possession of and reenter the Premises without affecting Tenant’s liability for past rent and other charges due or future rent and other charges to accrue hereunder. Notwithstanding the foregoing sentence and the remedies provided in Section 23.2 below, if Tenant subsequently cures an event of default after the passage of any applicable cure period and Landlord fails to exercise Landlord’s remedies provided in the forgoing sentence and in Section 23.2 below as a consequence of such event of default within thirty (30) days after the date that Tenant cures the event of default, then that particular event of default shall thereafter be deemed waived by Landlord.

23.2 Remedies. If an event of Default occurs and Tenant fails to cure the Default within any applicable cure period, Landlord shall have the rights and remedies set forth below, which shall be distinct, separate and cumulative and shall not operate to exclude or deprive Landlord of any other right or remedy allowed it at law or in equity or elsewhere in this Lease:

(a) Landlord may terminate this Lease by giving Tenant written notice of its election to do so, in which event the Term shall end and all right, title and interest of Tenant under this Lease shall expire on the date stated in such notice;

(b) Landlord may terminate Tenant’s right to possess the Premises without terminating this Lease by giving written notice to Tenant that Tenant’s right of possession shall end on the date stated in such notice, whereupon Tenant’s right to possess all or any portion of the Premises shall cease on the date stated in such notice; and

(c) Landlord may enforce the provisions of this Lease and may enforce and protect the rights of Landlord under this Lease by a suit or suits in equity or at law for the specific performance of any covenant or agreement contained in this Lease, and for the enforcement of any other appropriate legal or equitable remedy, including, without limitation, injunctive relief, and for recovery of all monies due or to become due from Tenant under any of the provisions of this Lease. Landlord shall, to the extent required by law, use commercially reasonable efforts to mitigate Tenant’s damages.

23.3 Surrender of Possession. If Landlord exercises either of the remedies provided for in Paragraphs 23.2(a) and (b), Tenant shall surrender possession of and vacate the Premises and immediately deliver possession of the Premises to Landlord, and Landlord may re-enter and take complete and peaceful possession of the Premises, with or without process of law, full and complete license so to do being granted to Landlord, and Landlord may remove all occupants and property from the Premises, using such force as may be necessary, without being deemed in any manner guilty of trespass, eviction or forcible entry and detainer, and as to Paragraph 23.2(b), without relinquishing Landlord’s right to Rent or any other right given to Landlord under this Lease or by law or in equity.

23.4 Additional Rights and Remedies. Notwithstanding anything to the contrary contained in this Lease, in addition to the remedies set forth herein, Landlord may pursue any other remedy now or hereafter available under the laws or judicial decisions of the State of Wisconsin.

23.5 Termination of Lease. In the event of the termination of this Lease by Landlord as provided for by Paragraph 23.2(a), Landlord shall be entitled to recover from Tenant (i) all the accrued and unpaid Rent for the period up to and including such termination date as well as all other additional sums payable by Tenant, or for which Tenant is liable or in respect of which Tenant has agreed to indemnify Landlord under any of the provisions of this Lease, which may be then owing and unpaid, and all costs and expenses, including, without limitation, court costs and attorneys’ fees incurred by Landlord in the enforcement of its rights and remedies under this Lease, and (ii) Landlord shall be entitled to recover as damages for loss of the bargain and not as a penalty the unamortized cost of any leasehold improvements, additions, alterations, if any, paid for by Landlord pursuant to this Lease, unless Landlord was reimbursed for such costs by Tenant or though other sources.

23.6 Costs. The losing party shall pay all costs, charges and expenses, including, without limitation, court costs and reasonable attorneys’ fees of the prevailing party, incurred in enforcing the obligations of the losing party under this Lease.

23.7 Bankruptcy. In the event a petition is filed by or against Tenant under the federal bankruptcy laws now in effect or as amended from time to time (the “Bankruptcy Code”):

(a) Tenant, as debtor and debtor in possession, and any trustee who may be appointed, agree to adequately protect Landlord as follows: (i) to pay monthly in advance on the first day of each month as reasonable compensation for use and occupancy of the Premises an amount equal to all Rent due pursuant to this Lease; (ii) to perform each and every obligation of Tenant under this Lease until such time as this Lease is either rejected or assumed by order of a court of competent jurisdiction; (iii) to determine within sixty (60) days after filing of such petition whether to assume or reject this Lease; (iv) to give Landlord at least thirty (30) days prior written notice, unless a shorter notice period is agreed to in writing by the parties, of any proceeding relating to any assumption or rejection of this Lease; (v) to give at least thirty (30) days prior written notice of any vacation or abandonment of the Premises, any such vacation or abandonment to be deemed a rejection of this Lease; and (vi) to do all other things of benefit to Landlord otherwise required under the Bankruptcy Code. Tenant shall be deemed to have rejected this Lease in the event of the failure to comply with any of the above.

(b) If Tenant or a trustee elects to reject this Lease subsequent to the filing of a petition under the Bankruptcy Code, or if this Lease is otherwise rejected, Tenant shall immediately vacate and surrender possession of the Premises.

(c) If Tenant or a trustee elects to assume this Lease subsequent to the filing of a petition under the Bankruptcy Code, Tenant, as debtor and as debtor in possession and any trustee who may be appointed agree as follows: (i) to cure each and every existing breach by Tenant within not more than ninety (90) days of assumption of this Lease; (ii) to compensate Landlord for any actual pecuniary loss resulting from any existing breach, including without limitation, Landlord’s reasonable costs, expenses and attorneys’ fees incurred as a result of the breach, as determined by a court of competent jurisdiction, within ninety (90) days of assumption of this Lease; (iii) in the event of an existing breach, to provide adequate assurance of Tenant’s future performance, including without limitation: (a) the deposit of an additional sum equal to three months’ Rent to be held (without any allowance for interest) to secure Tenant’s obligations under the Lease; (b) the production to Landlord of written documentation establishing that Tenant has sufficient present and anticipated financial ability to perform each and every obligation of Tenant under this Lease; and (c) assurances, in form acceptable to Landlord, as may be required under any applicable provisions of the Bankruptcy Code; (iv) the assumption will not breach any provision of this Lease; (v) the assumption will be subject to all the provisions of this Lease unless the prior written consent of Landlord is obtained, which consent shall not be unreasonably withheld, conditioned or delayed; and (vi) the prior written consent to the assumption of any mortgagee to which this Lease has been assigned as collateral security is obtained.

(d) If Tenant assumes this Lease and proposes to assign the same pursuant to the provisions of the Bankruptcy Code to any person or entity who shall have made a bona fide offer to accept an assignment of this Lease on terms acceptable to Tenant, then notice of such proposed assignment, setting forth (i) the name and address of such person; (ii) all the terms and conditions of such offer; and (iii) the adequate assurance to be provided Landlord to assure such person’s future performance under the Lease, including without limitation, the assurances referred to in any applicable provision of the Bankruptcy Code, shall be given to Landlord by Tenant no later than twenty (20) days after receipt by Tenant, but in any event no later than ten (10) days prior to the date that Tenant shall make application to a court of competent jurisdiction for authority and approval to enter into such assignment and assumption, and Landlord shall at such time have the prior right and option, to be exercised by notice to Tenant given at any time prior to the effective date of such proposed assignment, to accept an assignment of this Lease upon the same terms and conditions and for the same consideration, if any, as the bona fide offer made by such person, less any brokerage commissions which may be payable out of the consideration to be paid by such person for the assignment of this Lease. The adequate assurance to be provided to Landlord to assure the assignee’s future performance under the Lease shall include without limitation: (a) the deposit of a sum equal to two (2) months’ Rent to be held (without any allowance for interest) as security for performance under this Lease; (b) a written demonstration that the assignee meets all reasonable financial and other criteria of Landlord as did Tenant and its business at the time of execution of this Lease, including the production of the most recent audited financial statement of the assignee prepared by an independent certified public accountant; and (c) the assignee’s use of the Premises will conform with the use set forth herein.

Neither Tenant nor any trustee who may be appointed in the event of the filing of a petition under the Bankruptcy Code shall conduct or permit the conduct of any “fire,” “bankruptcy,” “going out of business” or auction sale in or from the Premises.

24. COSTS AND ATTORNEYS’ FEES. Each party hereto shall pay all costs, expenses and reasonable attorneys’ fees that may be incurred by the other party hereto in enforcing any covenants and agreements of this Lease if and to the extent that such other party prevails on its claims.

25. INTEREST. Any amount due from Tenant to Landlord hereunder which is not paid when due shall bear interest at an annual rate equal to 5% per annum in excess of the reference rate of interest announced, from time to time, by M&I Marshall and Ilsley Bank, Milwaukee, Wisconsin or its successor (but in no event shall such rate of interest exceed the maximum rate of interest permitted to be charged by law) from the date due until paid, compounded monthly, but the payment of such interest shall not excuse or cure any default by Tenant under this Lease.

26. SURRENDER. Upon the termination of this Lease, by expiration or otherwise, Tenant shall peaceably surrender the Premises to Landlord in good condition and repair consistent with Tenant’s duty to make repairs as provided herein, ordinary wear and tear and damage by insured, fire and other casualty excepted. All Alterations and decorations made to the Premises by Tenant shall remain and be the property of Landlord unless Landlord shall require Tenant, at Tenant’s expense, to remove any or all thereof and repair the damage caused by such removal. If Landlord is provided with accurate plans and specifications, Landlord shall indicate, prior to commencement of construction or installation of any Alteration or decoration, whether such Alterations or decorations will remain with the Premises at the end of the Lease Term or any extension thereof. Notwithstanding the foregoing, all furniture, inventory, manufacturing equipment, and trade fixtures, and unattached movable personal property owned by Tenant may (and upon Landlord’s request shall) be removed from the Premises by Tenant no later than the termination date and Tenant shall repair any and all damage caused by such removal. Tenant shall also have the right to remove all (i) air compressors, (ii) electrical substations, (iii) air handling equipment, (iv) exhaust systems, and (v) steel storage shed and Tenant shall repair any and all damage caused by such removal. If the Premises are not surrendered upon the termination of this Lease as set forth herein, Tenant shall indemnify Landlord against all loss or liability resulting from delay by Tenant in so surrendering the Premises including, without limitation, any claim made by any succeeding tenant founded on such delay. Tenant shall also surrender all keys to the Premises and shall inform Landlord of combinations in any locks, safes and vaults, if any, in the Premises.

27. HOLDOVER. If Tenant remains in possession of the Premises after the expiration of this Lease without the execution of a new lease, it shall be deemed to be occupying said premises as a tenant from month-to-month, subject to all of the conditions, provisions and obligations of this Lease insofar as the same are applicable to a month-to-month tenancy until the termination of such tenancy, except that the Base Rent will be 200% of the Base Rent previously in effect. Payment of Rent during such period does not grant Tenant any greater rights under this Lease.

28. TRANSFER BY LANDLORD. A sale or conveyance by Landlord of the Building releases Landlord from any future liability under this Lease, provided the transferee landlord assumes all obligations of Landlord arising on or after the date of such transfer, and in such event Tenant agrees to look solely to the successor in interest of Landlord in and to this Lease. This Lease shall not be affected by any such sale or conveyance, and Tenant will attorn to the purchaser or grantee, which shall be obligated on this Lease only so long as it is the owner of Landlord’s interest in and to this Lease. Notwithstanding the foregoing, Landlord shall remain liable for its obligation to indemnify Tenant pursuant to the terms of this Lease for any liability that relates to the time periods before the sale or conveyance.

29. SUBORDINATION. Subject to the provisions below, this Lease is and shall be subject and subordinate at all times to the lien of any mortgages now or hereafter placed on or against the Building, or on or against Landlord’s interest or estate therein, and including all extensions, renewals, amendments and supplements to any such financing, without the necessity of the execution and delivery, of any further instruments on the part of Tenant to effectuate such subordination. Tenant will execute and deliver upon demand such further instruments evidencing such subordination of this Lease to the lien of any such mortgages as may be required by Landlord provided that the holder of any mortgage has agreed to recognize the rights of Tenant under this Lease so long as Tenant is not in default hereunder. Notwithstanding anything herein above contained in this Section, if the holder of any mortgage at any time elects to have this Lease constitute a prior and superior lien to its mortgage, then upon any such holder notifying Tenant to that effect in writing, this Lease shall be deemed prior and superior in lien to such mortgage, whether this Lease is dated prior to or subsequent to the date of such mortgage.

30. MODIFICATIONS. Tenant will execute any modification of this Lease which may be reasonably required by a lender as a condition to making a first mortgage loan on the Building; provided that no such modification shall alter the rent or term provided herein or materially reduce the economic value hereof to Tenant or conflict with the Tenant’s obligations to its lenders. Tenant will complete and promptly return any estoppel certificates that may be required in connection with any mortgage loan on the Building. From time to time, upon receipt of a written request, Tenant shall furnish Landlord and its lender a copy of Tenant’s most recent SEC 10Q or 10K filing. In the event that Tenant does not make such filings, Tenant shall provide to Landlord, upon Landlord’s request, certified copies of Tenants most recent financial statements for Tenant prepared by Tenant in the ordinary course of its business and in accordance with sound accounting practices.

31. ESTOPPEL CERTIFICATES. At any time and from time to time upon not less than 10 days after the request of Landlord, Tenant shall execute, acknowledge and deliver to Landlord a statement in writing certifying (a) that this Lease is unmodified and in full force and effect (or if there have been modifications, specifying the same), and (b) the dates to which the rent and other charges have been paid, and (c) that, so far as Tenant knows, Landlord is not in default under any provisions of this Lease (or if Tenant knows of any such default, specifying the same) and (d) such other matters as Landlord or Landlord’s mortgagee may reasonably require. Any such statement may be relied upon by any person proposing to acquire Landlord’s interest in this Lease or any prospective mortgagee of, or assignee of any mortgage upon, such interest.

32. SORTING AND SEPARATION OF REFUSE AND TRASH. At Tenant’s sole cost and expense, Tenant will comply with all present and future laws, orders, and regulations of all state, federal, municipal, and local governments, departments, commissions and boards regarding the collection, sorting, separation and recycling of waste products, garbage, refuse and trash into such categories as provided by law. Each separately sorted category of waste products, garbage, refuse and trash shall be placed in separate receptacles specified by Landlord. Such separate receptacles may, at Landlord’s option, be removed from the Premises in accordance with a collection schedule prescribed by law. Landlord reserves the right to refuse to collect or accept from Tenant any waste products, garbage, refuse or trash that is not separated and sorted as required by law or in accordance with the provisions of this section, and to require Tenant to arrange for such collection at Tenant’s sole cost and expense, utilizing a contractor satisfactory to Landlord. Tenant shall pay all costs, expenses, fines, penalties or damages that may be imposed on Landlord or Tenant by reason of Tenant’s failure to comply with the provisions of this section, and, at Tenant’s sole cost and expense, shall indemnify, defend, and hold Landlord harmless (including attorneys’ fees and expenses) from and against any actions, claims, and suits arising from such noncompliance, utilizing counsel reasonably satisfactory to Landlord.

33. NOTICES. All notices and demands which may or are required to be given by either party to the other hereunder shall be in writing, and delivered in person or sent by either United States certified mail, return receipt requested, postage prepaid or by Federal Express or other nationally recognized overnight delivery service. Notices and demands to Tenant shall be addressed to it at the address set forth in Section 1.11 hereof or to such other place as Tenant may from time to time designate in a written notice to Landlord. Notices and demands to Landlord shall be addressed to it at the address set forth in Section 1.10 hereof, or to such other firm or to such other place as Landlord may from time to time designate in a written notice to Tenant.

34. EXECUTION. The submission of this document for examination does not constitute an offer to lease, or a reservation of, or option for, the Premises and this document becomes effective and binding only upon the execution and delivery hereof by both Landlord and Tenant. Tenant confirms that Landlord has made no representations or promises with respect to the Premises or the making or entry into of this Lease except as are expressly set forth herein, and agrees that no claim or liability shall be asserted by Tenant against Landlord for, and Landlord shall not be liable by reason of, breach of any representations, or promises not expressly stated in this Lease. This Lease can be modified or altered only by agreement in writing between Landlord and Tenant.

35. BINDING EFFECT. The covenants, agreements and obligations herein contained, except as herein otherwise specifically provided, shall extend to, bind and inure to the benefit of the parties hereto and their respective personal representatives, heirs, successors and assigns (but in the case of assigns only to the extent that assignment is permitted hereunder). No third party, other than such successors and assigns, shall be entitled to enforce any or all of the terms of this Lease or shall have rights hereunder whatsoever.

36. INTERPRETATION. The laws of the State of Wisconsin shall govern the validity, performance and enforcement of this Lease. The invalidity or unenforceability of any provision of this Lease shall not affect or impair any other provision. Whenever the singular number is used, the same shall include the plural, and the masculine gender shall include the feminine and neuter genders. The captions appearing in this Lease are inserted only as a matter of convenience and in no way define, limit, construe or describe the scope or intent of such sections or paragraphs of this Lease nor in any way affect this Lease.

37. FORCE MAJEURE. If either party is delayed or hindered in or prevented from the performance of any act required hereunder by reason of strikes, lockouts, labor troubles, inability to procure materials, failure of power, restrictive governmental laws, regulations, orders or decrees, riots, insurrection, war, acts of God, inclement weather, or other reason beyond either party’s reasonable control, then performance of such act shall be excused for the period of the delay and the period for the performance of any such act shall be extended for a period equivalent to the period of such delay; provided, however, Tenant’s obligation to pay rent shall not be affected hereby.

38. AUTHORITY. If Tenant is a corporation or limited liability company, each individual executing this Lease on behalf of Tenant represents and warrants that he or she is duly authorized to execute and deliver this Lease on behalf of said corporation or limited liability company, as the case may be, and that this Lease is binding upon said corporation or limited liability company, as the case may be in accordance with its terms without the joinder or approval of any other person.

39. MEMORANDUM. A memorandum of this Lease in form reasonably acceptable to Landlord may be recorded.

40. EXTENSIONS. Tenant is hereby granted one (1) option to extend the Lease for a period of five (5) years and a subsequent second option to extend the Lease for a period of three (3) years (each such option period shall be referred to as an “Extended Term”). Tenant may exercise the option only if: (i) Tenant is not, at the time of notice of intent to exercise of the option as described below, then in default in the payment of money under this Lease which is not within the cure period defined in the Lease, or then in default under any other provision of this Lease which is not within the cure period in the Lease, after giving effect to any requirements therein for the giving of notice or grace period or both, and (ii) Landlord receives from Tenant written notice of Tenant’s exercise of the option no less than one hundred eighty (180) days prior to the end of the then current Term. If Tenant exercises the foregoing option to extend, the annual Base Rent for said Extended Term shall be equal to 110% of the annual Base Rent for the previous term.

41. RIGHTS OF FIRST REFUSAL.

41.1 Admanco Space. If, at any time during the term of the Lease, Landlord receives a written offer to lease that portion of the Building currently leased to Admanco – a division of EBSCO Industries, Inc. (the “Admanco Space”), from anyone other than the existing tenant, or an affiliate or parent of Landlord, Landlord shall first give written notice to Tenant of Landlord’s intention to lease Admanco Space and shall present to Tenant a copy of the lease upon which Landlord is willing to lease such space. In such event, Tenant shall have the right for a period of thirty (30) days after such notice to lease such space on the presented terms. If within such thirty (30) day period, Tenant elects not to lease such space on the presented terms, this right of first refusal shall terminate and the Tenant shall have no further interest in the Admanco Space except as set forth in Section 41.2 below.

41.2 Building. If Landlord receives from an unrelated third party a bona fide offer to purchase, or in any way acquire, fee simple title to the Building (the “Offer”), Landlord shall give Tenant notice in writing of such Offer which shall include a true and complete copy of the Offer, and of Landlord’s willingness to sell or otherwise transfer the Property on the terms and conditions in the Offer (the “Offer Notice”). Tenant shall then have the first right and option to purchase the Property by giving written notice to Landlord, within thirty (30) days of its receipt of the Offer Notice, of its intention to purchase the Property at the same price and on the same terms as the Offer.

If Tenant elects not to exercise its right of first refusal or fails to give written notice within said thirty (30) day notice period, Landlord may thereafter sell or otherwise transfer the Property to the party making the Offer and on the same terms and conditions contained in the Offer Notice. If there are any material changes in the Offer or in the third party buyer, Landlord shall resubmit the revised Offer to Tenant for acceptance or rejection in accordance with the above terms of this Right of First Refusal. This Right of First Refusal and the rights and terms hereunder shall run with the land and shall be binding upon all subsequent transferees and assigns of Landlord until such time as Tenant acquires the Property. For purposes hereof, an offer, in order to be a bona fide offer, must be in writing and must be made by a person or entity having sufficient financial ability and willing to consummate the transaction so proposed to Landlord.

42. ADDENDA. The provisions, if any, included at the end of this Lease, and any riders and exhibits appended to this Lease, are hereby made a part of this Lease as though set forth in full at this point.

43. COUNTERPARTS. This Lease may be executed in counterparts, each of which shall constitute an original, but all of which shall constitute one document. Either party hereto may execute this document by facsimile signature which facsimile signature shall be deemed to be an original signature.

[signature page follows]

EXECUTED as of the date first written above.

LANDLORD:

700 STANTON DRIVE, LLC

By:	/s/ Scott J. Revolinski
Scott J. Revolinski, Member Authorized Agent

TENANT:

ALLIANCE LAUNDRY SYSTEMS LLC

By:	/s/ Bruce P. Rounds
Print Name:	Bruce P. Rounds
Title:	VP - CFO

EXHIBIT A

LEGAL DESCRIPTION OF BUILDING

Parcel 1:

Commencing at a point on the East line of the Southeast 1/4 of Section 16, in Township 16 North of Range 14 East, lying 1419.69 feet South 00 degrees 32 minutes West of the Northeast Corner of said Southeast 1/4, thence South 00 degrees 32 minutes West, 744.04 feet to the Northwesterly line of the C.M. St.P & P.R.R. right of way, thence South 52 degrees 30 minutes West along said right of way line 30.78 feet, thence South 89 degrees 21 minutes West, 763.08 feet, thence North 00 degrees 08 minutes West, 778.74 feet, thence South 89 degrees 28 minutes East, 796.21 feet to the place of beginning.

Parcel 2:

Outlot in Certified Survey Map No. 5243, as recorded in Volume 32 of Certified Survey Maps, at Pages 72, 72A and 72B, as Document No. 612718, Excepting lands described in Quit Claim Deed in Volume 1480 of Records, at Page 8, Document No. 682368.

Note: Lease contains Site Plan diagram illustration as part of Exhibit A

A-1

EXHIBIT B

FLOOR PLAN OF THE PREMISES

Note: Lease contains site plan diagram illustration that outlines the lease 134,921 sq foot building space.

B-1

EXHIBIT C

TENANT IMPROVEMENTS

1. Tenant will be granted the right, subject to Landlord’s approval of Tenant’s plans and specifications (as described in paragraph 3 below), to make the following improvements to and install the following fixtures within the Premises (collectively, the “Tenant Improvements”): (i) addition of electrical substations and change point to point electrical connections to support manufacturing process, (ii) add additional air handling equipment and exhaust system to exhaust welding smoke from building, (iii) remove/modify existing HVAC ducting to accommodate manufacturing equipment (may need to add spot heating equipment), (iv) add air compressor and modify/add point to point air lines to support manufacturing layout, (v) modify/add fire protection/sprinkler system to accommodate manufacturing process/insurance and code requirements, (vi) modify/add point to point natural/LP gas lines to support manufacturing layout, (vii) modify/add lighting pattern to support manufacturing layout, (viii) modify floor to increase floor thickness (for required footer thickness) as needed to accommodate manufacturing equipment, (ix) office modifications to accommodate computer, telephone lines, etc., (x) modify/add sanitary and drainage lines in building to accommodate manufacturing process (may include demolition and restoration of existing floor to add, modify and/or connect into existing sanitary/drainage system), (xi) develop a steel storage shed (canopy type shed) outside of the building and on the parking lot surface for use in providing cover for the outside storage of stainless steel raw material, and (xii) and modification of the existing interior load-bearing partition walls to develop openings for Tenant’s long assembly lines to be installed. Tenant may make additional improvements as part of Tenant’s Improvements conducted in advance of the Commencement Date of the Lease beyond those listed above subject to the same Landlord approval requirement provided above.

2. Prior to the Commencement Date, Tenant shall have the right to enter the Premises to construct the Tenant Improvements. From the date of Tenant’s first entry upon the Premises, Tenant will indemnify Landlord and save it harmless from and against any and all claims, actions, damages, liability and expense in connection with loss of life, personal injury and/or damage to property, or presence of Hazardous Materials, arising from or out of any occurrence in, upon or at the Building or by reason of the presence of Tenant, its agents, contractors, suppliers, invitees, and employees upon the Premises or Building and the construction of the Tenant Improvements. If Landlord is made a party to any litigation arising out of any such occurrence, then Tenant shall protect and hold Landlord harmless and shall pay all costs, expenses and reasonable attorneys’ fees incurred or paid by Landlord in connection with such litigation. Tenant’s obligations under this section shall survive the termination of this Lease.

3. Prior to commencement of the Tenant Improvements, Tenant shall submit engineering plans for the same to Landlord for approval, which approval shall not be unreasonably withheld or delayed. Notwithstanding the foregoing, if Landlord does not provide Tenant with a rejection of the submitted plans (or any resubmissions of plans) within five (5) business days after delivery by Tenant of the same, then Tenant’s plans most recently submitted shall be deemed approved by Landlord. Tenant shall construct the Tenant Improvements in compliance with all applicable laws and regulations.

C-1

4. Tenant shall notify its contractors and suppliers for the Tenant Improvements that Tenant is not acting as the agent of the Landlord and shall have no right to a mechanic or materialman’s lien on the Landlord’s interest in the Building. Tenant will indemnify and hold Landlord harmless from any and all liens, claims, damages or costs arising out of the performance of the work for the Tenant Improvements. Landlord will have the right to impose reasonable conditions upon the performance of the work, including, without limitation, setting means of access, rules concerning the disturbance of other tenants, hours of performing the work, limiting access to the building, and otherwise. Tenant shall not disturb or interfere the with the operations of other tenants of the Building. No material changes to the approved plans and specifications will be made except with the prior written consent of Landlord (subject to the same approval provisions and time periods outlined in paragraph 3 above). All such work performed shall be done in a good and workmanlike manner in compliance with all then current building codes, laws, ordinances, and regulations.

5. Tenant shall pay for all costs associated with the Tenant Improvements. Upon completion of the Tenant Improvements, Tenant shall deliver to Landlord 1) final lien waivers from all those who worked on or supplied materials to the Building, 2) a certificate of substantial completion, 3) a copy of a final, unconditional Certificate of Occupancy 4) a one year warranty from the Tenant’s general contractor in favor of Landlord and Tenant for one year from the date of substantial completion, 5) an as-built set of plans for the Tenant Improvements if the Tenant Improvements were constructed in a manner that is materially different from the Tenant Improvements depicted in the plans approved by Landlord, and 6) a list of all subcontractors and architects who worked on the Premises.

6. Tenant acknowledges that it accepts the Premises in its “as is” condition prior to the commencement of the Tenant Improvements and Tenant’s acceptance of the Premises is in no way conditioned upon Tenant’s ability to complete the Tenant Improvements. Landlord has no obligation or liability for completing the Tenant Improvements.

C-2

EXHIBIT D

LANDLORD WORK

At a time mutually agreeable to Landlord and Tenant, but in no event later than July 1, 2006, Landlord shall either (i) resurface and stripe the parking lot located at the Building, or (ii) pull the weeds, fill in all of the cracks, seal and stripe the parking lot (the “Landlord’s Work”).

Landlord shall also pay to Tenant for the construction of the following improvements (the “Work”) the amount of actual costs incurred by Tenant for the such improvements during the term of the Lease up to Seventy Five Thousand Dollars ($75,000) (the “Landlord Contribution”): (i) develop an additional loading dock constructed substantially the same as the existing loading docks located on the southwest end of the Building, (ii) increase the size of the water lateral from 4” to 6”, (iii) develop a demising wall between the Premises and the Admanco Space, and (iv) increase the ceiling height within portions (approximately 1000 to 3000 square feet to be determined by Tenant) of the Building as required for the installation and use of Tenant’s manufacturing equipment. All of the work contemplated by this paragraph will be done by contractors directed by Tenant. Bids will be obtained by Tenant for the Work for Landlord’s approval prior to December 31, 2005.

The Landlord Contribution shall be paid to Tenant in the form of a credit against the monthly payments of Base Rent first due under the Lease. Tenant shall deliver to Landlord 1) final lien waivers from all those who worked on or supplied materials to the project, 2) a certificate of substantial completion from Tenant’s contractor, 3) an as-built set of plans for the Work, if the Work is performed or conducted in a manner that is materially different from the Work depicted in the plans approved by Landlord, 4) a list of all subcontractors and architects who worked on the Premises, and 5) an accounting of Tenant’s actual construction costs.

D-1

EXHIBIT E

ALLIANCE EXCLUSIVE PARKING

Lease contains site plan diagram illustration that outlines the Alliance exclusive parking area.

E-1

EXHIBIT F

ADMANCO EXCLUSIVE PARKING

Lease contains site plan diagram illustration that outlines the Admanco exclusive parking area.

F-1

EXHIBIT G

RECORDED COVENANTS AND RESTRICTIONS

NONE

G-1